Exhibit 3.35

[STAMP]	Articles of Incorporation	Filing Fee: NF 1 8:16
	(PURSUANT TO NRS 78)	Receipt #: 4/30/96
STATE OF NEVADA
Secretary of State

APR 30 1996
9626-96
DEAN HELLER SECRETARY OF STATE

(For filing office use)	Filed in the office of	Document Number
C9626-1996-001
	Dean Heller	Filing Date and Time
	Secretary of State	04/03/1996 12:00 AM
	State of Nevada	Entity Number
C9626-1996

IMPORTANT: Read instructions on reverse side

TYPE OR PRINT (BLACK INK)

1.     NAME OF CORPORATION: NEVADA RADIATION THERAPY MANAGEMENT SERVICES, INCORPORATED

2.     RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

Name of Resident Agent:	SHIELD CORPORATE SERVICES, INC.

Street Address:	35’9 Highway 50 E.,	Suite C	Carson City Nevada	89701
	Street No.	Street Name	City	Zip

3.     SHARES: (number of shares the corporation is authorized to issue)

Number of shares with par value: 1,000           Par value: $1.00                 Number of shares without par value:

4.     GOVERNING BOARD: shall be styled as (check one): ☒ Directors ☐ Trustees

The FIRST BOARD OF DIRECTORS shall consist of 1 members and the names and addresses are as follows (attach additional pages if necessary):

Morris B. Fox	4020 Del Prado Bivd. E. Suite A-1
Name	Address City/State/Zip

Cape Coral, FL 33904
Name	Address City/State/Zip

5.     PURPOSE (optional — see reverse side): The purpose of the corporation shall be:

6.     OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS 78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached              .

7.     SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing articles: (Signatures must be authorised.) (Attached additional pages if there are more than two incorporators.)

MORRIS B. FOX
Name (print)		Name (print)

4020 Del Prado Blvd., E., Suite A-1 Cape Coral, Florida 33904
Address	City/State/Zip	Address	City/State/Zip

/s/ Morris B. Fox
Signature		Signature

State of FLORIDA County of LEE		State of County of

This instrument was acknowledged before me on		This instrument was acknowledged before me on
April 26, 1996, by		, 19 , by
MORRIS B. FOX
Name of Person		Name of Person

as incorporator		as incorporator
of NEVADA RADIATION THERAPY MANAGEMENT SERVICES INCORPORATED		of
(name of party on behalf of whom instrument was executed)		(name of party on behalf of whom instrument was executed)

/s/ Authorized Signatory
Notary Public Signature		Notary Public Signature

[STAMP]
(affix notary stamp or seal)		(affix notary stamp or seal)

        CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

        Shield Corporate Services, Inc. hereby accept appointment as Resident Agent for the above named corporation.

/s/ Authorized Signatory	April 29, 1996
Signature of Resident Agent	Date

EXHIBIT “B”

to ARTICLES OF INCORPORATION of:

NEVADA RADIATION THERAPY
MANAGEMENT SERVICES INCORPORATED

#6: OTHER MATTERS:

Indemnification:

The corporation may be empowered to indemnify any officer or director or any former officer or director in the manner set out and pursuant to the provisions of Section NRS 78.037, Nevada Statutes.

Amendment of Articles:

These Articles of Incorporation may be amended in the manner per video Every amendment shall be approved by the Board of Directors, proposed by them to the shareholders and approval at a stockholders meeting by a majority of the stockholders.